Exhibit 16.1

June 13, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Gentlemen:

We have read the statements made by Transmeridian Exploration Incorporated, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Transmeridian Exploration Incorporated dated June 13, 2006. We are in agreement with the statements concerning our Firm contained therein.

Very Truly Yours,

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP